                                                                   EXHIBIT 3.24a


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                     SOUTHERN BUSINESS COMMUNICATIONS, INC.

FIRST:    The name of the corporation is Southern Business Communications, Inc.

SECOND: The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

THIRD:    The period of its duration is perpetual.

FOURTH: The corporation is formed for the purpose of engaging in any lawful business activity including, but not limited to, selling and servicing office products, equipment and supplies.

FIFTH: The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000) of the par value of One Dollar ($1.00) each.

SIXTH: The corporation will not commence business until it has received the sum of five hundred dollars ($500.00) as consideration for the issuance of shares.

SEVENTH:  The address of the intitial registered office of the corporation is:

                         First National Bank Tower
                         c/o CT Corporation System
                         Atlanta, Georgia 30383
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          and the name of its initial registered agent at such address is:

                         CT Corporation System

EIGHTH: The shareholders of the corporation shall not have a preemptive right to acquire the corporation's unissued or treasury shares.

NINTH: The number of directors constituting the initial board of directors shall be two (2); and the names and addresses of each person who is to serve as a member thereof are:

          Name                       Address

          Mark Lloyd                 13125 Hallmark Court
                                     Apple Valley, Minnesota 55124

          Arthur E. Kreps            2715 Lake Elmo Ave. North
                                     Lake Elmo, Minnesota 35042

TENTH:    The names and addresses of the incorporators are:

          Name                       Address

          L.A. Cancro                1820 First National Bank Tower
                                     Atlanta, Georgia 30383

          K.L. Slayman               1820 First National Bank Tower
                                     Atlanta, Georgia 30383

          G.F.Robinson               1820 First National Bank Tower
                                     Atlanta, Georgia 30383


ELEVENTH: The directors of the corporation shall be indemnified by the corporation to the full extent provided or permitted by Part 5 of
          Article 8 of the Georgia Business Corporation Code.

TWELFTH: The directors of the corporation shall have no personal liability to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director resulting from any act or omission, other than personal liability of a director for:

          (a) any appropriation, in violation of his duties, of any business opportunity of the corporation;

          (b) acts or omissions which involve intentional misconduct or a knowing violation of law:

          (c)  the types of liability set forth in O.C.G.A. Section 14-2-832; or
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          (d)  any transaction from which the director received an improper personal benefit.

      IN WITNESS WHEREOF, Southern Business Communications, Inc. has caused these Restated Articles of Incorporation to be executed by its duly authorized officer, this 29th day of April, 1996.


                                        SOUTHERN BUSINESS COMMUNICATIONS, INC.


                                        By: /s/ Mark M. Lloyd
                                            ------------------------------------
                                            Its: President

                           CERTIFICATE OF RESTATEMENT
                                       OF
                     SOUTHERN BUSINESS COMMUNICATIONS, INC.

      Pursuant to Section 14-2-1007 of the Georgia Business Corporation Code (the "Code"), Southern Business Communications, Inc., a Georgia corporation (the "Corporation"), hereby certifies that:


1.   The name of the Corporation is SOUTHERN BUSINESS COMMUNICATIONS, INC.

2. On April 8, 1996, Restated Articles of Incorporation of the Corporation (the "Restatement") were duly adopted by the Board of Directors of the Corporation.

3. The Restatement contains amendments to the Articles of Incorporation requiring shareholder approval.

4. The amendments to the Articles of Incorporation contained in the Restatement are as follows:
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      a)    Article FOURTH of the Articles of Incorporation was deleted in its entirety and the following Article FOURTH was inserted in lieu thereof:


            "FOURTH: The corporation is formed for the purpose of engaging in any lawful business activity including, but not limited to, selling and servicing office products, equipment and supplies";


      b) Article EIGHTH of the Articles of Incorporation was deleted in its entirety and the following Article EIGHTH was inserted in lieu thereof:

            "EIGHTH: The shareholders of the corporation shall not have a preemptive right to acquire the corporation's unissued or treasury shares."


      c) Article NINTH of the Articles of Incorporation was amended to delete therefrom the second sentence which read:

            "All of the shares of the Corporation are to be owned by two (2) shareholders";
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      d)    Article ELEVENTH of the Articles of Incorporation was deleted in its entirety;

      e) A new Article ELEVENTH was added to the Articles of Incorporation as follows:

            "ELEVENTH: The directors of the corporation shall be indemnified by the corporation to the full extent provided or permitted by Part 5 of Article 8 of the Georgia Business Corporation Code."

      f) A new Article TWELFTH was added to the Articles of Incorporation as follows:

            "TWELFTH: The directors of the corporation shall have no personal liability to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director resulting from any act or omission, other than personal liability of a director for:

            (a) any appropriation, in violation of his duties, of any business opportunity of the corporation;

            (b) acts or omissions which involve intentional misconduct or a knowing violation of law;

            (c)   the types of liability set forth in O.C.G.A. Section 14-2-832;
                  or

            (d) any transaction from which the director received an improper personal benefit."


5. The foregoing amendments were duly approved on April 9, 1996 by the shareholders of the Corporation in accordance with the provisions of
      Section 14-2-1003 of the Georgia Business Corporation Code.

      IN WITNESS WHEREOF, Southern Business Communications, Inc. has caused this Certificate of Restatement to be executed by its duly authorized officer on this 29th day of April, 1996.


                                        SOUTHERN BUSINESS COMMUNICATIONS, INC.


                                        By: /s/ Mark M. Lloyd
                                            ------------------------------------
                                            Its: President